Exhibit 99.1

Motorola Mobility Announces First-Quarter Financial Results

First Quarter Financial Highlights

•	Net revenues of $3.0 billion, up 22 percent from first quarter 2010

•	GAAP net loss of $0.27 per share compared to $0.72 loss in first quarter 2010

•	Non-GAAP loss of $0.08 per share compared to $0.48 loss in first quarter 2010

•	Mobile Devices revenues of $2.1 billion, up 30 percent from first quarter 2010; GAAP operating loss of $89 million; non-GAAP operating loss of $61 million

•	Shipped 9.3 million mobile devices, including 4.1 million smartphones and more than 250,000 tablets

•	Home revenues of $904 million, up 8 percent from first quarter 2010; GAAP operating earnings of $53 million; non-GAAP operating earnings of $81 million

•	Positive operating cash flow of $107 million

LIBERTYVILLE, Ill. – April. 28, 2011 – Motorola Mobility Holdings, Inc. (NYSE: MMI) today reported net revenues of $3.0 billion in the first quarter of 2011, up 22 percent from the first quarter of 2010. The GAAP net loss in the first quarter of 2011 was $81 million, or $0.27 per share, compared to a loss of $212 million, or $0.72 per share, in the first quarter of 2010. On a non-GAAP basis, the net loss in the first quarter of 2011 was $25 million, or $0.08 per share, compared to a loss of $142 million, or $0.48 per share, in the first quarter of 2010.

In the quarter, the company generated $107 million in operating cash flow, its seventh consecutive quarter of positive cash generation. Total cash of $3.3 billion at the end of the quarter includes cash, cash equivalents and cash deposits.

Details on non-GAAP adjustments and the use of non-GAAP measures are included later in this press release and in the financial tables.

“In the first quarter, we reached a major milestone in our history by becoming a new independent, public company. We enhanced our product portfolio by delivering compelling experiences with the launch of Motorola ATRIX™ and Motorola XOOM™, as well as offering unique end-to-end video solutions for the home,” said Sanjay Jha, chairman and chief executive officer, Motorola Mobility. “With a well-recognized brand, a strong balance sheet and industry leading intellectual property, we have the right assets to deliver an exciting pipeline of products, continue to grow our business and further improve our financial results.”

Operating Results

Mobile Devices net revenues in the first quarter were $2.1 billion, up 30 percent compared with the year-ago quarter. The GAAP operating loss was $89 million compared to an operating loss of $192 million in the year-ago quarter. The non-GAAP operating loss was $61 million compared to an operating loss of $148 million in the year-ago quarter. The Company shipped a total of 9.3 million mobile devices, including 4.1 million smartphones and more than 250,000 Motorola XOOM™ tablets. In the first quarter of 2010, the Company shipped 8.5 million mobile devices, including 2.3 million smartphones.

Mobile Devices highlights:

•

Introduced the award-winning Motorola ATRIX™, the world’s most powerful smartphone, with leading carriers around the globe. With Motorola’s innovative webtop application and smart accessories, Motorola ATRIX transforms into a mobile information and entertainment center, and enables a PC-like computing experience.

•

Introduced the award-winning Motorola XOOM™, the first tablet to use the Android 3.0 (Honeycomb) platform. In the U.S., Motorola XOOM launched with Verizon as a 4G LTE upgradeable device and Motorola XOOM with Wi-Fi launched with seven leading retailers in North America.

•	Announced four powerful new mobile devices specific to the China market – dual-core, Android 2.3 XT882 and MT870 plus MT620 and XT316.

•

Announced the acquisition of Three Laws Mobility, Inc. (3LM), a developer of mobile enterprise security and device management software for the Android operating system. Motorola plans to integrate 3LM’s technology into its smartphones and license the technology to other Android smartphone providers.

Home segment net revenues in the first quarter were $904 million, up 8 percent compared with the year-ago quarter. GAAP operating earnings were $53 million, compared to $20 million in the year-ago quarter. Non-GAAP operating earnings increased to $81 million from $47 million in the year-ago quarter. The company maintained its leadership in key markets with set-top shipments up more than 20 percent as compared to the year-ago quarter.

Home highlights:

•	Leveraged Motorola’s 4Home managed services solution with the announcement of Verizon’s connected home services which offers home control and monitoring to FiOS subscribers.

•

Acquired Dreampark, allowing the continued expansion of the Company’s cloud-based Medios software suite and strengthening the company’s ability to provide systems integrators, service providers, enterprises and content providers with innovative solutions for deploying converged media experiences.

•	Launched a new wireless video bridge solution, the VAP2400, enabling content distribution for the broadband home.

•

Achieved a world record for upstream speed using Motorola’s RX48 high-sensitivity DOCSIS CMTS receiver technology, a solution that enables operators to generate incremental revenue from their existing network.

•	Selected by HBO Latin America to upgrade its satellite network using MPEG-4 equipment for high-definition video service delivery.

Second-Quarter 2011 Outlook

The Company’s outlook for the second quarter of 2011 is the following:

•	Net earnings of breakeven to $35 million

•	Net earnings per share of $0.00 to $0.12

•

Excludes charges associated with items of the variety typically highlighted by the Company in its quarterly earnings results, stock-based compensation expense and intangible assets amortization expense

Consolidated GAAP Results

A comparison of results from operations is as follows:

	First Quarter
(In millions, except per share amounts)	2011	2010

Net revenues	$3,032	$2,480
Gross margin	755	595
Operating loss	(36)	(172)

Loss before income taxes	(51)	(199)

Net loss attributable to Motorola Mobility Holdings, Inc.	($81)	($212)

Basic loss per common share*	($0.27)	($0.72)

Diluted loss per common share*	($0.27)	N/A
Weighted average common shares outstanding
Basic	294.7	294.3
Diluted	294.7	N/A

Non-GAAP Adjustments (Stock-Based Compensation Expense and Intangible Assets Amortization Expense)

The table below includes stock-based compensation expense and intangible assets amortization expense for the first quarter of 2011.

EPS Impact

GAAP Loss per Common Share*	($0.27)

Stock-based compensation expense	0.14
Intangible assets amortization expense	0.05

Total Non-GAAP Adjustments **	0.19

Non-GAAP Loss per Common Share *	($0.08)

Definitions

*	The computation of basic earnings (loss) per share for all periods prior to separation is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.
**	Earnings or loss per share (EPS) impact may not add up due to rounding.

Conference Call and Webcast

Motorola Mobility will host its quarterly conference call beginning at 5:00 p.m. (U.S. Eastern Time) on Thursday, April 28. The conference call will be webcast live with audio and slides at http://investors.motorola.com.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Mobility also has included non-GAAP measurements of results. Motorola Mobility has provided these non-GAAP measurements to help investors better understand Motorola Mobility’s core operating performance, enhance comparisons of Motorola Mobility’s core operating performance from period to period, and allow better comparisons of Motorola Mobility’s operating performance to that of its competitors. Among other things, the Company’s management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results, excluding these items, because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of its core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The Company has excluded the effects of highlighted items (and any material reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the Company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s past operating performance.

Stock-based compensation expense: The Company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the Company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues – the Company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The Company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the Company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the Company’s acquisitions. Investors should note that the use of intangible assets contributed to the Company’s revenues earned during the periods presented and will contribute to the Company’s future period revenues as well. Intangible assets amortization expense will recur in future periods. Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

Motorola Mobility cautions the reader that the risk factors below, as well as those on pages 13 through 34 in the Company’s 2010 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Mobility’s website at investors.motorola.com, could cause the Company’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about future performance, and the Company’s financial outlook for the second quarter of 2011. Many of these risks and uncertainties cannot be controlled by the Company and factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the Company’s business operations, financial performance or assets as a result of becoming an independent, publicly traded company, which may include: (i) diminished purchasing leverage and increased exposure to market fluctuations as a result of being a smaller, more focused company, and (ii) potential negative consequences of licensing certain logos, trademarks, trade names and service marks, including “MOTOROLA” to Motorola Solutions, Inc.; (2) the economic outlook for the telecommunications and broadband industries; (3) the Company’s ability to improve the financial performance in its Mobile Devices business, including the success of its smartphone strategy; (4) Mobile Devices’ dependency on third-party operating systems and software, including Google’s Android operating system; (5) the level of demand for the Company’s products, particularly if customers defer purchases in response to tighter credit or as a result of the recent earthquake and resulting events in Japan; (6) the Company’s ability to introduce new products and technologies in a timely manner; (7) unexpected negative consequences from the restructuring and cost reductions; (8) negative impact on the Company’s business from global economic conditions and uncertainties; (9) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly as we continue to assess the impact of the recent earthquake and resulting events in Japan; (10) risks related to dependence on certain key suppliers; (11) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (12) risks related to the Company’s high volume of manufacturing in Asia and operations in foreign countries, including Brazil; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the Company when competing for business in foreign markets; (16) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (17) the impact of changes in governmental policies, laws or regulations; (18) the outcome of currently ongoing and future tax matters; and (19) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola Mobility undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

About Motorola Mobility

Motorola Mobility Holdings, Inc. (NYSE: MMI) fuses innovative technology with human insights to create experiences that simplify, connect and enrich people’s lives. Our portfolio includes converged mobile devices such as smartphones and tablets; wireless accessories; end-to-end video and data delivery; and management solutions, including set-tops and data-access devices. For more information, visit motorola.com/mobility.

# # #

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC. All other trademarks are the property of their respective owners. © 2011 Motorola Mobility, Inc. All rights reserved.

CONTACTS:

Media:

Jennifer Erickson

Motorola Mobility Holdings, Inc.

+1 (847) 523-2422

jennifer.erickson@motorola.com

Investors:

Dean Lindroth

Motorola Mobility Holdings, Inc.

+1 (847) 523-2858

dean.lindroth@motorola.com

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	April 2, 2011	December 31, 2010	April 3, 2010
Net revenues	$3,032	$3,425	$2,480
Costs of sales	2,277	2,510	1,885
Gross margin	755	915	595

Selling, general and administrative expenses	417	451	371
Research and development expenditures	357	367	367
Other charges (income)	1	(43)	16
Intangibles amortization	16	14	13
Operating earnings (loss)	(36)	126	(172)

Other income (expense):
Interest income (expense), net *	2	(12)	(11)
Other, net	(17)	(4)	(16)
Total other income (expense)	(15)	(16)	(27)

Earnings (loss) before income taxes	(51)	110	(199)

Income tax expense **	30	20	12
Net earnings (loss)	(81)	90	(211)

Less: Earnings attributable to non-controlling interests	-	10	1
Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(81)	$80	$(212)

Basic earnings (loss) per common share ***	$(0.27)	$0.27	$(0.72)
Diluted earnings (loss) per common share ***	$(0.27)	N/A	N/A

Weighted average common shares outstanding
Basic	294.7	294.3	294.3
Diluted	294.7	N/A	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%	100.0%	100.0%
Costs of sales	75.1%	73.3%	76.0%
Gross margin	24.9%	26.7%	24.0%

Selling, general and administrative expenses	13.8%	13.2%	15.0%
Research and development expenditures	11.8%	10.7%	14.8%
Other charges (income)	0.0%	-1.3%	0.6%
Intangibles amortization	0.5%	0.4%	0.5%
Operating earnings (loss)	-1.2%	3.7%	-6.9%

Other income (expense):
Interest income (expense), net *	0.1%	-0.4%	-0.4%
Other, net	-0.6%	-0.1%	-0.6%
Total other income (expense)	-0.5%	-0.5%	-1.1%
Earnings (loss) before income taxes	-1.7%	3.2%	-8.0%
Income tax expense **	1.0%	0.6%	0.5%
Net earnings (loss)	-2.7%	2.6%	-8.5%

Less: Earnings (loss) attributable to non-controlling interests	0.0%	0.3%	0.0%
Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-2.7%	2.3%	-8.5%

* For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.

** For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

*** The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**** Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Balance Sheets

(In millions)

	April 2,	December 31,	April 3,
	2011	2010	2010
Assets
Cash and cash equivalents *	$3,116	$-	$-
Accounts receivable, net	1,551	1,571	1,185
Inventories, net	859	843	584
Deferred income taxes **	114	110	114
Other current assets	561	595	612
Total current assets	6,201	3,119	2,495

Cash deposits	168	-	-
Property, plant and equipment, net	810	806	762
Investments	143	137	61
Deferred income taxes **	58	49	48
Goodwill	1,397	1,396	1,292
Other assets	652	697	773
Total assets	$9,429	$6,204	$5,431

Liabilities and Stockholders’ Equity
Accounts payable	1,580	1,731	1,171
Accrued liabilities	2,250	2,115	1,868
Total current liabilities	3,830	3,846	3,039

Other liabilities	670	603	607

Stockholders’ Equity:
Common stock	3	-	-
Additional paid-in capital	5,016	-	-
Accumulated other comprehensive loss	(9)	(345)	(367)
Retained earnings (accumulated deficit)	(81)	-	-
Owner’s net investment, prior to Separation	-	2,077	2,124
Total Motorola Mobility Holdings, Inc. stockholders’ equity	4,929	1,732	1,757

Non-controlling interests	-	23	28

Total stockholders’ equity	4,929	1,755	1,785

Total liabilities and stockholders’ equity	$9,429	$6,204	$5,431

* Until separation, the Company participated in Motorola, Inc.’s centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits.

** For periods prior to separation on January 4, 2011, income taxes were computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	April 2, 2011	December 31, 2010	April 3, 2010
Operating
Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(81)	$80	$(212)
Less: Earnings attributable to non-controlling interests	-	10	1
Net earnings (loss)	(81)	90	(211)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	54	61	49
Share-based compensation expense	40	43	38
Non-cash other charges (income)	(1)	(37)	1
Deferred income taxes	(11)	(9)	(7)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	21	(3)	148
Inventories	(16)	12	105
Other current assets	22	96	70
Accounts payable and accrued liabilities	1	(57)	(201)
Other assets and liabilities	78	29	34
Net cash provided by operating activities	107	225	26
Investing
Acquisitions and investments, net	(11)	(82)	(20)
Capital expenditures	(50)	(75)	(19)
Other, net	-	1	4
Net cash used for investing activities	(61)	(156)	(35)
Financing
Issuance of common stock	16	-	-
Capital contribution from Former Parent, net of cash deposits of $168	3,032	-	-
Other, net	15	-	-
Net transfers to Former Parent	-	(90)	(51)
Net cash provided by (used for) financing activities	3,063	(90)	(51)
Effect of exchange rate changes on cash and cash equivalents	7	21	60
Net increase in cash and cash equivalents	3,116	-	-
Cash and cash equivalents, beginning of period	-	-	-
Cash and cash equivalents, end of period	$3,116	$-	$-

Until separation, the Company participated in Motorola, Inc.’s centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits.

Motorola Mobility Holdings, Inc.

Segment Information

(In millions)

Summarized below are the Company’s Net revenues and Operating earnings (loss) by reportable segment for the three months ended April 2, 2011 and April 3, 2010.

	Net Revenues
	Three Months Ended April 2, 2011	Three Months Ended April 3, 2010	% Change from 2010

Mobile Devices	$2,128	$1,642	30%
Home	904	838	8%
Company Totals	$3,032	$2,480	22%

	Operating Earnings (Loss)
	Three Months Ended April 2, 2011	Three Months Ended April 3, 2010	% Change from 2010

Mobile Devices	$(89)	$(192)	(54)%
Home	53	20	165%
Company Totals	$(36)	$(172)	(79)%

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	April 2, 2011			December 31, 2010
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net revenues	$3,032	$-	$3,032	$3,425	$-	$3,425
Costs of sales	2,277	4	2,273	2,510	10	2,500
Gross margin	755	(4)	759	915	(10)	925

Selling, general and administrative expenses	417	21	396	451	25	426
Research and development expenditures	357	15	342	367	14	353
Other charges (income)	1	-	1	(43)	(43)	-
Intangibles amortization	16	16	-	14	14	-
Operating earnings (loss)	(36)	(56)	20	126	(20)	146

Other income (expense):
Interest income (expense), net *	2	-	2	(12)	-	(12)
Other, net	(17)	-	(17)	(4)	-	(4)
Total other income (expense)	(15)	-	(15)	(16)	-	(16)

Earnings (loss) before income taxes	(51)	(56)	5	110	(20)	130

Income tax expense **	30	-	30	20	(2)	22
Net earnings (loss)	(81)	(56)	(25)	90	(18)	108
Less: Earnings attributable to non-controlling interests	-	-	-	10	10	-
Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(81)	$(56)	$(25)	$80	$(28)	$108

Basic earnings (loss) per common share ***	$(0.27)	$(0.19)	$(0.08)	$0.27	$(0.10)	$0.37
Diluted earnings (loss) per common share ***	$(0.27)	$(0.19)	$(0.08)	N/A	N/A	N/A

Weighted average common shares outstanding***
Basic	294.7	294.7	294.7	294.3	294.3	294.3
Diluted	294.7	294.7	294.7	N/A	N/A	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	75.1%		75.0%	73.3%		73.0%
Gross margin	24.9%		25.0%	26.7%		27.0%

Selling, general and administrative expenses	13.8%		13.1%	13.2%		12.4%
Research and development expenditures	11.8%		11.3%	10.7%		10.3%
Other charges (income)	0.0%		0.0%	-1.3%		0.0%
Intangibles amortization	0.5%		0.0%	0.4%		0.0%
Operating earnings (loss)	-1.2%		0.7%	3.7%		4.3%

Other income (expense):
Interest income (expense), net *	0.1%		0.1%	-0.4%		-0.4%
Other, net	-0.6%		-0.6%	-0.1%		-0.1%
Total other income (expense)	-0.5%		-0.5%	-0.5%		-0.5%
Earnings (loss) before income taxes	-1.7%		0.2%	3.2%		3.8%
Income tax expense **	1.0%		1.0%	0.6%		0.6%
Net earnings (loss)	-2.7%		-0.8%	2.6%		3.2%

Less: Earnings (loss) attributable to non-controlling interests	0.0%		0.0%	0.3%		0.0%
Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-2.7%		-0.8%	2.3%		3.2%

* For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.

** For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

*** The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**** Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	April 2, 2011			April 3, 2010
	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments	Non-GAAP Results
Net revenues	$3,032	$-	$3,032	$2,480		$2,480
Costs of sales	2,277	4	2,273	1,885	7	1,878
Gross margin	755	(4)	759	595	(7)	602

Selling, general and administrative expenses	417	21	396	371	23	348
Research and development expenditures	357	15	342	367	12	355
Other charges (income)	1	-	1	16	16	-
Intangibles amortization	16	16	-	13	13	-
Operating earnings (loss)	(36)	(56)	20	(172)	(71)	(101)

Other income (expense):
Interest income (expense), net *	2	-	2	(11)	-	(11)
Other, net	(17)	-	(17)	(16)	-	(16)
Total other income (expense)	(15)	-	(15)	(27)	-	(27)

Earnings (loss) before income taxes	(51)	(56)	5	(199)	(71)	(128)

Income tax expense **	30	-	30	12	(1)	13
Net earnings (loss)	(81)	(56)	(25)	(211)	(70)	(141)

Less: Earnings attributable to non-controlling interests	-	-	-	1	-	1
Net loss attributable to Motorola Mobility Holdings, Inc.	$(81)	$(56)	$(25)	$(212)	$(70)	$(142)

Basic loss per common share ***	$(0.27)	$(0.19)	$(0.08)	$(0.72)	$(0.24)	$(0.48)
Diluted loss per common share ***	$(0.27)	$(0.19)	$(0.08)	N/A	N/A	N/A

Weighted average common shares outstanding***
Basic	294.7	294.7	294.7	294.3	294.3	294.3
Diluted	294.7	294.7	294.7	N/A	N/A	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	75.1%		75.0%	76.0%		75.7%
Gross margin	24.9%		25.0%	24.0%		24.3%

Selling, general and administrative expenses	13.8%		13.1%	15.0%		14.0%
Research and development expenditures	11.8%		11.3%	14.8%		14.3%
Other charges (income)	0.0%		0.0%	0.6%		0.0%
Intangibles amortization	0.5%		0.0%	0.5%		0.0%
Operating earnings (loss)	-1.2%		0.7%	-6.9%		-4.1%

Other income (expense):
Interest income (expense), net *	0.1%		0.1%	-0.4%		-0.4%
Other, net	-0.6%		-0.6%	-0.6%		-0.6%
Total other income (expense)	-0.5%		-0.5%	-1.1%		-1.1%
Earnings (loss) before income taxes	-1.7%		0.2%	-8.0%		-5.2%
Income tax expense **	1.0%		1.0%	0.5%		0.5%
Net earnings (loss)	-2.7%		-0.8%	-8.5%		-5.7%

Less: Earnings attributable to non-controlling interests	0.0%		0.0%	0.0%		0.0%
Net loss attributable to Motorola Mobility Holdings, Inc.	-2.7%		-0.8%	-8.5%		-5.7%

* For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.

** For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

*** The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**** Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Operating Earnings (Loss) after Non-GAAP Adjustments

(In millions)

Q1 2011

		TOTAL	Mobile Devices	Home
Net revenues		$3,032	$2,128	$904
Operating earnings (loss)		$(36)	$(89)	$53
Non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	4	2	2
Stock-based compensation expense	SG&A and R&D	36	23	13
Intangible assets amortization expense	Intangibles amortization	16	3	13
Less: Total non-GAAP adjustments		56	28	28
Operating earnings (loss) after non-GAAP adjustments		$20	$(61)	$81

Operating earnings (loss) as a percentage of net revenues - GAAP		-1.2%	-4.2%	5.9%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		0.7%	-2.9%	9.0%

Motorola Mobility Holdings, Inc.

Non-GAAP Adjustments (Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense)

(In millions, except per share amounts)

Q1 2011

Non-GAAP Adjustments	Statement Line	Q1 2011 PBT (Inc)/Exp	Q1 2011 Tax Inc/(Exp)	Q1 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr *
GAAP Results		$(51)	$30	$(81)	$(0.27)

Stock-based compensation expense	Cost of sales, SG&A and R&D	40	-	40	(0.14)
Intangible assets amortization expense	Intangibles amortization	16	-	16	(0.05)

Total Impact		56	-	56	(0.19)

Non-GAAP Results		$5	$30	$(25)	$(0.08)

*	EPS impact may not add up due to rounding.